UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2005

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The information that is set forth in the Registrant’s News Release dated May 5, 2005, is incorporated herein by reference. The news release is furnished as Exhibit 99.1 hereto.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Michael J. Johnson resigned as Chief Financial Officer and Senior Vice President, Finance and Administration, of the Company, effective May 5, 2005. Mr. Johnson had served as the Company’s principal financial officer and principal accounting officer.

(c)                                  Carol Rice-Murphy, the Company’s Vice President of Finance, will serve as interim Chief Financial Officer, principal accounting officer and principal financial officer of the Company until Mr. Johnson’s replacement is qualified and appointed.  Ms. Rice-Murphy will be compensated at a rate of $15,833 per month.

Carol Rice-Murphy has served as Vice President, Finance of the Company since June 2004. Ms. Rice-Murphy served as the Company’s interim Chief Financial Officer from April 2004 to June 2004, as Controller of the Company since February 2000 and was promoted to Vice President in November 2001. Ms. Rice-Murphy holds a BA from the University of California, Santa Cruz.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Registrant’s News Release dated May 5, 2005, is furnished pursuant to Item 2.02 of Form 8-K.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act by @Road, Inc., except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: May 5, 2005	By: /s/ Krish Panu
Krish Panu
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	News release dated May 5, 2005